EXHIBIT 3.2

SECOND AMENDED AND RESTATED BYLAWS
OF
MXENERGY HOLDINGS INC.
(a Delaware corporation)

ARTICLE 1
OFFICES

Section 1.1              Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The address of the registered office may be changed from time to time by the Board of Directors.

Section 1.2              Other Offices. The Corporation may also have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.1              Place of Meetings. All meetings of the stockholders shall be held at such time and place, within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2              Annual Meetings. Annual meetings of stockholders shall be held in each calendar year within five months after the end of the fiscal year of the Corporation on such day and at such time and place as the Board of Directors shall fix, at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Any business may be transacted at the annual meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise provided in these Second Amended and Restated Bylaws, or by statute.

Section 2.3              Notice of Annual Meetings. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting at such address as appears on the records of the Corporation not less than ten days nor more than sixty days before the date of the meeting.

Section 2.4              Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least two days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, with the address and number of shares held by each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least two days prior to the meeting, and shall be kept on file at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5              Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation, may be called by the President or Chairman of the Board of Directors, and shall be called by the President, Vice President or Secretary at the request in writing of one of the Directors or at the request of stockholders owning a majority in number of the shares of common stock of the Corporation issued and outstanding.

Section 2.6              Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting at such address as appears on the records of the Corporation.

Section 2.7              Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8              Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Second Amended and Restated Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.9              Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be the act of the stockholders and shall decide any question brought before such meeting, unless according to the Amended and Restated Certificate of Incorporation or these Second Amended and Restated Bylaws a greater vote is required.

Section 2.10            Voting Rights; Proxies. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provided for a longer period.

Section 2.11            Written Consent. Unless otherwise provided in the Amended and Restated Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein; provided, however, that no such consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated signature, the signatures of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have been obtained. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those who have not consented in writing.

ARTICLE 3

DIRECTORS

Section 3.1             Number. The Board of Directors shall consist of one or more members as shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 3.2             Elections. Except as provided in the Amended and Restated Certificate of Incorporation or in Section 3.4 of this Article 3, the Board of Directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.3             Resignations. Unless otherwise restricted by laws or by the Amended and Restated Certificate of Incorporation, any director may resign at any time by written notice or electronic transmission to the President or Secretary. Such resignation shall take effect at the time of receipt of such notice or at any later time otherwise specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4             Vacancies. Except as set forth in the Amended and Restated Certificate of Incorporation or any certificate of designation with respect to any series or class of preferred stock issued by the Corporation, any vacancy occurring on the Board of Directors and any directorship to be filled by reason of an increase in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.5             Removal. Unless otherwise restricted by laws or by the Amended and Restated Certificate of Incorporation or any certificate of designation with respect to any series or class of preferred stock issued by the Corporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

Section 3.6              Management by the Board of Directors. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Amended and Restated Certificate of Incorporation or by these Second Amended and Restated Bylaws directed or required to be exercised or done by the stockholders.

Section 3.7              Compensation. Members of the Board of Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors (or committee thereof) and may be paid such normal, customary fees for attendance at each meeting of the Board of Directors (or committee thereof) or such annual normal, customary fees as director as the Board of Directors may determine from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 4

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1              Meetings. The Board of Directors elected at the annual meeting of stockholders shall endeavor to hold a meeting on the same day and at the same place as the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. The Board of Directors may, by resolution, establish a place and time for regular meetings which may thereafter be held without call or notice. It is the Corporation’s policy that directors are invited and encouraged to attend the annual meeting of directors as well as the annual meeting of stockholders.

Section 4.2              Notice of Special Meetings. Special meetings of the directors may be called by the chairman, president or upon the request in writing or by electronic transmission of any two (2) members of the Board of Directors. Such notice shall be given not less than two (2) days before the date of such meeting, addressed to each member of the Board of Directors at the last address or e-mail address he or she has furnished to the Corporation for this purpose.

Section 4.3              Quorum. At all meetings of the Board of Directors, a quorum for the transaction of business shall consist of a majority of the directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by the General Corporation Law of the State of Delaware or other law, the Amended and Restated Certificate of Incorporation, or these Second Amended and Restated Bylaws. If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the Board of Directors.

Section 4.4              Waiver. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice by electronic transmission or in writing signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 4.5              Written Consent. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Second Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing, writings or electronic transmission are filed with the minutes of proceedings of the Board or committee. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

Section 4.6              Attendance by Telephone. Members of the Board of Directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE 5

COMMITTEES OF THE BOARD OF DIRECTORS

Section 5.1              Designation Of Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 5.2              Committee Powers And Authority. The Board of Directors may provide, by resolution or by amendment to these Second Amended and Restated Bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the Board of Directors in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or adopting, amending or appealing these Second Amended and Restated Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 5.3              Committee Procedures. To the extent the Board of Directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Section 4.1 (except as they relate to an annual meeting of the Board of Directors) and Sections 4.2, 4.3, 4.4, 4.5 and 4.6 of these Second Amended and Restated Bylaws, as if the committee were the Board of Directors.

Section 5.4              Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE 6

NOTICES

Section 6.1              General. Whenever, by law, the Amended and Restated Certificate of Incorporation or these Second Amended and Restated Bylaws, notice is required to be given to any director or stockholder, it need not be construed to mean personal service; such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears in the records of the Corporation, which postage thereon prepaid, and such notice shall be deemed to be given at the time when the same mail shall be deposited in the United States mail. Notice to directors may alternatively be given by telegram, facsimile or e-mail, or by telephone or personally if such oral notice is promptly followed by a telegram, facsimile or email confirming such notice.

Section 6.2              Waiver. Whenever any notice is required to be given by law, the Amended and Restated Certificate of Incorporation or these Second Amended and Restated Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to such notice.

ARTICLE 7 OFFICERS

Section 7.1              Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, Secretary and Treasurer. Any number of offices may be held by the same person, unless otherwise prescribed by law, the Amended and Restated Certificate of Incorporation or these Second Amended and Restated Bylaws.

Section 7.2              Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

Section 7.3              Other Officers and Agents. The Board of Directors may elect from among its members a chairman of the Board and a vice chairman of the Board. The Board of Directors may also appoint one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it shall deem necessary to the business of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may confer any or all of the duties hereinafter specifically prescribed for any officer upon any other officer or officers.

Section 7.4              Term of Office; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify, or until their death, resignation or removal, as hereinafter provided. An officer chosen by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors and any officer may resign at any time by giving written notice of his or her resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office may be filled by the Board of Directors at their discretion.

Section 7.5              Chairman. The chairman of the Board, if there shall be such an officer, shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such additional functions and duties as the Board of Directors may, from time to time, prescribe. In the absence of the chairman, the vice chairman, if any, shall preside at all meetings of the stockholders and of the Board of Directors.

Section 7.6              Chief Executive Officer. Subject to the direction and control of the Board of Directors, the chief executive officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer shall implement and carry out the annual budget and business plan and all other matters approved by the Board of Directors. He or she may negotiate for, approve and execute contracts, deeds and other instruments on behalf of the Corporation as are necessary and appropriate in the general management of the business of the Corporation or as are approved by the Board of Directors or any committee designated by the Board of Directors. He or she shall perform such additional functions and duties as the Board of Directors may from time to time prescribe. The chief executive officer may delegate a portion of the authority granted to him or her to other officers and employees of the Corporation. Any such delegation by the chief executive officer must be in writing with copies provided to the treasurer and secretary of the Corporation. In the absence of the chairman and vice chairman of the Board of Directors, the chief executive officer shall be the chairman of the Board of Directors.

Section 7.7              President. The president shall serve as the chief executive officer, with the duties and powers enumerated in Section 7.6 above, in the absence of a duly elected chief executive officer or in the event of the absence or disability of the chief executive officer. The president shall also perform such other duties and have such other powers as are prescribed by the Board of Directors or the chief executive officer from time to time.

Section 7.8              Vice President. The vice president or, if there is more than one, the vice presidents in the order determined by the Board of Directors or, in lieu of such determination, in the order determined by the chief executive officer, shall be the officer or officers next in seniority after the vice chairman or, if none, the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and such as are prescribed by the Board of Directors or, in lieu of or in addition to such prescription, such as are prescribed by the chief executive officer from time to time. Upon the death, absence, or disability of the chief executive officer and the president, the vice president or, if there is more than one, the vice presidents in the order determined by the Board of Directors or, in lieu of such determination, in the order determined by the chief executive officer or the president shall perform the duties and exercise the powers of the president.

Section 7.9              Assistant Vice President. The assistant vice president or, if there is more than one, the assistant vice presidents shall, under the supervision of the president or a vice president, perform such duties and have such powers as are prescribed by the Board of Directors, the chief executive officer, the president or a vice president from time to time.

Section 7.10            Secretary. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, attend and keep the minutes of such meetings, have charge of the corporate seal, if any, and stock records, be responsible for the maintenance of all corporate files and records, have authority to affix the corporate seal, if any, to any instrument requiring it (and, when so affixed, attest it by his or her signature), and perform such other duties and have such other powers as are appropriate and such as are prescribed by the Board of Directors, the chief executive officer or the president from time to time. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 7.11            Assistant Secretary. The assistant secretary or, if there is more than one, the assistant secretaries in the order determined by the Board of Directors shall, in the absence or disability of the secretary or in case such duties are specifically delegated to him or her by the Board of Directors, the chief executive officer, the president or the secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as are prescribed by the Board of Directors, the chief executive officer, the president or the secretary from time to time.

Section 7.12            Treasurer. The treasurer shall have control of the funds and the care and custody of all the stocks, bonds, and other securities of the Corporation and shall be responsible for the preparation and filing of tax returns. He or she shall receive all moneys paid to the Corporation and shall have authority to give receipts and vouchers, to sign and endorse cheeks and warrants in its name and on its behalf, and give frill discharge for the same. He or she shall also have charge of the disbursement of the funds of the Corporation and shall keep frill and accurate records of the receipts and disbursements. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors and shall perform such other duties and have such other powers as are appropriate and such as are prescribed by the Board of Directors, the chief executive officer or the president from time to time.

Section 7.13            Assistant Treasurer. The assistant treasurer or, if there is more than one, the assistant treasurers in the order determined by the Board of Directors shall, in the absence or disability of the treasurer or in case such duties are specifically delegated to him or her by the Board of Directors, the chief executive officer, the president, or the treasurer, perform the duties and exercise the powers of the treasurer and shall, under the supervision of the treasurer, perform such other duties and have such other powers as are prescribed by the Board of Directors, the chief executive officer, the president or the treasurer from time to time.

Section 7.14            Compensation. Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the Board of Directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

ARTICLE 8

INDEMNIFICATION

Section 8.1              Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 8.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 8.2              Right to Advancement of Expenses. The right to indemnification conferred in Section 8.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding, alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

Section 8.3              Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 8.1 and Section 8.2, respectively, shall be contract rights. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within fourteen (14) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 8.4              Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time, these Second Amended and Restated Bylaws, as amended from time to time, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.5              Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 8.6              Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided by this Article.

Section 8.7              Change in Control. In the event of a Change in Control (as defined below), and with respect to all matters thereafter arising concerning the rights of directors and officers to indemnification and payment of expenses under this Article, the Corporation shall seek legal advice only from the Independent Legal Counsel (as defined below) selected by a director or officer seeking indemnification and approved by the Corporation (which approval shall not be unreasonably withheld). Such Independent Legal Counsel shall render its written opinion to the Corporation and to such director or officer as to whether and to what extent such director or officer would be permitted to be indemnified under applicable law, the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time, these Second Amended and Restated Bylaws, as amended from time to time, any indemnification contract or otherwise. A “Change in Control” shall be deemed to have occurred if there is any transaction or series of transactions within any twelve (12)-month period, including, without limitation, a merger, consolidation or exchange of securities, in which the holders of all of the Corporation’s outstanding voting securities immediately prior to the consummation of such transaction or the first transaction of such series of transactions do not own, directly or indirectly, a majority of the combined voting power of the Corporation’s outstanding securities upon consummation of such transaction or series of such transactions. The term “Independent Legal Counsel” shall include any attorney or firm of attorneys who shall not have otherwise performed services for the Corporation or the director or officer seeking indemnification within the five (5) years prior to the date of selection (other than with respect to matters concerning the rights of such director or officer to indemnification).

Section 8.8              Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article and existing at the time of such amendment, repeal or modification. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify its directors or officers, such change shall have no effect on the rights of the directors and officers set forth in this Article with respect to actions occurring prior to the change except to the extent required by law, statute or rule.

ARTICLE 9

STOCK

Section 9.1              Certificates. Every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the chairman, president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares owned by him or her in the Corporation.

Section 9.2              Facsimile Signatures. Where a certificate of stock is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any such certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 9.3              Transfer Of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Delaware or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer.

Section 9.4              Lost Certificates. The Board of Directors may direct that a new certificate of stock be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 9.5              Registered Stockholders. The Corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of such shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest, except as expressly provided by the laws of the State of Delaware.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1            Seal. The Board of Directors may, but need not, adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words “SEAL” and “DELAWARE” and which, if and when adopted, shall constitute the corporate seal of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.

Section 10.2            Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons and in such manner as the Board of Directors from time to time shall designate.

Section 10.3            Dividends. Dividends upon the outstanding capital stock of the Corporation, subject to the terms and conditions provided by law and the Amended and Restated Certificate of Incorporation, may be declared by the Board of Directors from time to time and paid by the Corporation.

Section 10.4            Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE 11 AMENDMENT

Section 11.1 Amendment. These Second Amended and Restated Bylaws may at any time and from time to time be amended, altered or repealed by the Board of Directors; but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

Section 11.2 Interpretation. These Second Amended and Restated Bylaws shall be interpreted in accordance with the Third Amended and Restated Stockholders’ Agreement dated as of June 25, 2004 by and among MxEnergy Inc., Charter Mx LLC, the Investors listed on Exhibit A thereto, Lathi LLC, the Existing Stockholders listed on Exhibit B thereto and any subsequent stockholder who agrees to be bound by the terms thereof, as amended or modified from time to time (the “Stockholders’ Agreement”), the obligations of such Stockholders Agreement having been assumed by the Company as of June 25, 2004. If there are any conflicts between these Second Amended and Restated Bylaws and the Stockholders Agreement, the Stockholders Agreement shall prevail.